Exhibit 32.2


                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350
                          -----------------------------

         Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Executive Vice President and Chief financial Officer of Nobility Homes, Inc. (the "Company"), hereby certify that:

        1. The Quarterly Report on Form 10-Q of the Company for the quarter ended August 2, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



DATE:  September 16, 2003               By:  /s/ Thomas W. Trexler
                                        ----------------------------------------
                                        Thomas W. Trexler, Executive Vice
                                        President, and Chief Financial Officer




                                       20